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                                  EXHIBIT 23.1


               Consent of Independent Certified Public Accountants



We have issued our report dated February 11, 2000, accompanying the financial statements included in the Annual Report of Nutraceutix, Inc. on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Nutraceutix, Inc. on Form S-8 (File No. 333-79343, effective May 26, 1999).

GRANT THORNTON LLP

Seattle, Washington
March 22, 2000